SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 1999

                           MEDCARE TECHNOLOGIES, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)



DELAWARE                      0-28790                 87-0429962B
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(State or other               (Commission             (IRS Employer
jurisdiction of               File Number)            Identification
incorporation)                                        Number)


1515 West 22nd Street, Oak Brook, Illinois            60523
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(Address of principal executive offices)              (Zip Code)





Registrant's telephone number, including area code (630) 472-5300
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         (Former name or former address, if changed since last report.)





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ITEM 5.  Other Events.

         On January 21, 1999, MedCare Technologies, Inc. (the "Company") formed a new entity which will be a wholly-owned subsidiary of the Company. This entity, medcareonline.Com, Inc., is incorporated in the State of Nevada and is authorized to issue one hundred million (100,000,000) shares of common stock, par value $0.001 per share, and one million (1,000,000) shares of preferred stock, par value $0.01 per share. A copy of medcareonline.Com, Inc.'s Articles of Incorporation are attached hereto.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      MEDCARE TECHNOLOGIES, INC.


                                                      /s/ Jeffrey S. Aronin
                                                      ---------------------
                                            Jeffrey S. Aronin, President and CEO

                                                         Date:  February 7, 1999
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